Exhibit 99

[Logo Omitted]
James Monroe Bancorp, Inc.
3033 Wilson Blvd.
Arlington, VA   22201

JAMES MONROE BANCORP REPORTS THIRD QUARTER 2003 EARNINGS...

ARLINGTON, VA, (BUSINESS WIRE)--October 9, 2003.--James Monroe Bancorp, Inc. (Nasdaq Small Cap: JMBI - news) today announced record earnings for the third quarter of 2003 and for the nine-months ended September 30, 2003. Third quarter net income was $735,000 or $.29 per share on a diluted basis, compared to net income of $382,000, or $.16 per share on a diluted basis for the third quarter of 2002, a 92% increase in net income. For the nine-month period ended September 30, 2003, net income was $1,808,000 or $.73 per share compared to $892,000, or $.43 per share for the first nine-months of 2002, both on a diluted basis. For the comparative nine-month period this represents a 102% increase in net income. The per share amounts for all periods reported have been adjusted for the 3 for 2 stock split in 2002 and the 5 for 4 stock split in 2003.

Total assets at September 30, 2003, were $288.9 million, a 21% increase over assets of $238.8 million at December 31, 2002, and a 42% increase over the assets at the same period a year ago. Total deposits at the end of September 2003 were $258.5 million an increase of 21% from December 31 and 43% from September 30 of 2002. Loans outstanding at September 30, 2003 were $154.0 million, an increase of 27% from December 31 and 34% from September 30, 2002.

James Monroe Bancorp's President and Chief Executive Officer, John R. Maxwell, commented, "We are extremely pleased with the excellent growth and profitability we have experienced this year. Despite economic conditions and strong competition from other financial institutions, we continue to experience excellent loan growth and deposit growth."

James Monroe Bank, a full-service community bank and a wholly owned subsidiary of James Monroe Bancorp, opened for business on June 8, 1998, at 3033 Wilson Boulevard in Arlington, Virginia. The Bank now has branches in Annandale, Leesburg (2), and Fairfax City. The Company's common stock is traded on the Nasdaq Small Cap Market under the symbol JMBI. This press release does not constitute an offer to sell, or the solicitation of an offer to purchase, securities.

Forward Looking Statements: This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. These statements are based upon current and anticipated economic conditions, including the effect changes in economic conditions may have on overall loan quality, changes in net interest margin due to changes in interest rates, possible loss of key personnel, need for additional capital should James Monroe experience faster than anticipated growth, factors which could affect James Monroe's ability to implement its strategy, changes in regulations and governmental policies, and other conditions which by their nature, are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results of operations do not necessarily indicate future results.

NON-GAAP PRESENTATIONS
This press release refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis using a 34% rate and non-interest income. This is a financial measure is not recognized under generally accepted accounting principles, but which we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. The Company, in referring to its net income, is referring to income under generally accepted accounting principles, or "GAAP".

James Monroe Bancorp's news releases are available on our website at www.jamesmonroebank.com.

Contact: John R. Maxwell, President & CEO
         Richard I. Linhart, Executive Vice President & COO
Phone:   (703) 524-8100.


SOURCE: James Monroe Bancorp, Inc.

                         FINANCIAL HIGHLIGHTS FOLLOWS...


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                              Financial Highlights
                              --------------------

                           JAMES MONROE BANCORP, INC.

                                            (Unaudited)         (Audited)          (Unaudited)
                                           SEPTEMBER 30        DECEMBER 31        SEPTEMBER 30
($ IN THOUSANDS)                               2003                2002               2002
                                         ---------------    -----------------   ----------------
ASSETS

Cash and due from banks                        $   14,282          $    11,051        $    17,432
Federal funds sold and cash equivalents            12,847               29,481             11,259
Investment securities available for sale          105,292               76,063             58,990
Mortgages held for sale                               808                    -                  -
Loans                                             154,012              121,047            115,303
Less: Allowance for loan losses                    (1,765)              (1,390)            (1,414)
Other assets                                        3,438                2,541              2,518
                                           ---------------    -----------------   ----------------
TOTAL ASSETS                                   $  288,914          $   238,793        $   204,088
                                           ===============    =================   ================

LIABILITIES AND STOCKHOLDERS' EQUITY

Non-interest bearing deposits                  $   80,982          $    66,729        $    56,543
Interest-bearing deposits                         177,545              147,141            123,795
                                           ---------------    -----------------   ----------------
          Total deposits                          258,527              213,870            180,338
Trust preferred capital notes                       9,000                5,000              5,000
Other liabilities                                     692                  728                621
                                           ---------------    -----------------   ----------------
          Total liabilities                       268,219              219,598            185,959
Shareholders' equity                               20,695               19,195             18,129
                                           ---------------    -----------------   ----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $  288,914          $   238,793        $   204,088
                                           ===============    =================   ================

                                                      Financial Highlights

                                                   JAMES MONROE BANCORP, INC.

                                              THREE MONTHS ENDED SEPTEMBER 30              NINE MONTHS ENDED SEPTEMBER 30
                                         -------------------------------------------    --------------------------------------
                                                                               %                                         %
($ IN THOUSANDS EXCEPT SHARE DATA)           2003               2002        CHANGE          2003             2002      CHANGE
                                         --------------    ---------------- --------    ------------    ------------- --------
RESULTS OF OPERATIONS:

Total interest income                       $    3,371         $     2,741    23.0%      $    9,459       $    7,177    31.8%
Total interest expense                             876               1,026   -14.6%           2,653            2,627     1.0%
Net interest income                              2,495               1,715    45.5%           6,806            4,550    49.6%
Provision for loan losses                          123                 134    -8.2%             472              386    22.3%
Noninterest income                                 358                 134   167.2%             787              403    95.3%
Noninterest expense                              1,608               1,134    41.8%           4,396            3,206    37.1%
Income before taxes                              1,122                 581    93.1%           2,725            1,361   100.2%
Net income                                         735                 382    92.4%           1,809              892   102.8%

PER SHARE DATA:

Earnings per share, basic                   $     0.31         $      0.17    82.4%      $     0.78       $     0.45    73.3%
Earnings per share, diluted                 $     0.29         $      0.16    84.3%      $     0.73       $     0.43    69.8%
Weighted average shares
     outstanding-basic                       2,333,183           2,299,455     1.5%       2,311,925        1,972,843    17.2%
                -diluted                     2,492,211           2,405,840     3.6%       2,473,694        2,073,640    19.3%
Book value (at period-end)                  $     8.87         $      7.88    12.5%      $     8.87       $     7.88    12.5%
Shares outstanding (at period-end)           2,333,642           2,299,455     1.5%       2,333,642        2,299,455     1.5%

PERFORMANCE RATIOS (ANNUALIZED):

Return on average assets                         1.01%               0.79%                    0.94%            0.73%
Return on average equity                        14.50%               8.49%                   12.15%            8.39%
Net interest margin                              3.65%               3.75%                    3.76%            3.99%
Efficiency Ratio                                56.36%              61.33%                   57.90%           64.73%

OTHER RATIOS:

Allowance for loan losses to total
     loans                                       1.15%               1.23%                    1.15%            1.23%
Equity to assets                                 7.16%               8.88%                    7.16%            8.88%
Nonperforming loans to total
     loans                                       0.27%               0.34%                    0.27%            0.34%
Net charge-offs to average loans                 0.02%               0.00%                    0.07%            0.00%

AVERAGE BALANCES:

Assets                                      $  288,594         $   192,350    50.0%      $  256,962       $  162,414    58.2%
Earning assets                                 271,360             181,655    49.4%         242,032          152,501    58.7%
Loans                                          150,033             110,956    35.2%         139,758          101,637    37.5%
Deposits                                       260,029             168,935    53.9%         230,181          144,130    59.7%
Stockholders' equity                            20,117              17,846    12.7%          19,914           14,212    40.1%

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